MODIFICATION AGREEMENT


         MODIFICATION AGREEMENT dated as of June 25, 1999 (the "Agreement"), among the entities listed on the signature page attached hereto (collectively referred to as the "Investors" or individually as an "Investor"), SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, a corporation organized under the laws of Bahamas, and DYNATEC INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Utah (the "Company"), and trading on the Nasdaq SmallCap Stock Market under the symbol "DYNX."

                                   Recitals

         WHEREAS, the parties to the Agreement previously have entered into a Convertible Debenture and Private Equity Line of Credit Agreement dated as of May 22, 1998 (the "Line of Credit Agreement"), a Registration Rights Agreement dated as of May 15, 1998 (the "Registration Rights Agreement"), and an Escrow Agreement dated as of May 15, 1998 (the "Escrow Agreement," and together with the Line of Credit Agreement and the Registration Rights Agreement, the "Funding Agreements"); and

         WHEREAS, under the Funding Agreements, the Investors agreed to purchase from the Company and the Company agreed to issue to the Investors its Convertible Debentures in the aggregate principal amount of Two Million dollars ($2,000,000), and Warrants according to the terms set forth in the Funding Agreements; and

         WHEREAS, under the Line of Credit Agreement, the Company acquired the right to put to the Investors, and the Investors agreed to purchase pursuant to the Company's exercises of such put right (the "Put Mechanism"), shares of the Company's common stock having an aggregate purchase price of up to ten million dollars ($10,000,000), which purchase price is determined according to the terms set forth in the Funding Agreements; and

         WHEREAS, at the initial closing under the Funding Agreements on May 22, 1998, the Company received from the Investors a total of One Million Five Hundred Thousand dollars ($1,500,000), the entirety of such amount was paid as the purchase price for corresponding principal amount of Convertible Debentures, which Convertible Debentures were issued as of such date, and also on such date the Company issued a total of 750,000 Warrants, of which amount 300,000 A Warrants were issued to the Investors and the Placement Agents, and 450,000 B Warrants were issued to the Investors and the Placement Agents, all in accordance with the Funding Agreements; and

         WHEREAS, under the Registration Right Agreement, the Company is obligated to prepare, file and have declared effective by the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") covering all of the shares of common stock issuable in connection with the Funding Agreements and the convertible instruments issued

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thereunder,  which Registration Statement was filed by the Company originally in
June 1998 and was amended in June 1999; and

         WHEREAS, under the Funding Agreements, upon the effectiveness of the registration statement, the Company is obligated to issue and sell to the Investors additional Convertible Debentures in the aggregate principal amount of Five Hundred Thousand dollars ($500,000) (the "Additional Debentures"), subject to the satisfaction of certain conditions precedent which may or may not be satisfied or waived, and within the two year period following the date of effectiveness of the registration statement, the Company is obligated to exercise its put right as to shares of common stock having an aggregate purchase price of at least One Million dollars ($1,000,000); and

         WHEREAS, pursuant to the Funding Agreements, the Company is required to pay liquidated damages to the Investors in the event that the Registration Statement was not effective within the time periods specified in the Registration Rights Agreement, and such Registration Statement was not declared effective within such time period and is not effective as of the date hereof; and

         WHEREAS, the Registration Statement was not declared effective by the time prescribed by the Funding Agreements, and the Company became obligated to pay a monthly penalty (the "Liquidated Damages") to the Investors, which amount was paid from September 23, 1998 through and including February 23, 1999; and

         WHEREAS, subject to the terms and conditions set forth below, the Company and the Investors desire (i) to terminate, cancel, and waive their own and each others' obligations with respect to the entirety of the Put Mechanism so the Company has no obligation to exercise all or any portion of the Put Mechanism and the Investors have no desire to purchase any shares of common stock upon the Company's exercise of the Put Mechanism, (ii) to terminate, cancel, and waive their own and each others' obligations with respect to the Additional Debentures so the Company has no obligation to sell the Additional
Debentures and the Investors have no obligation to purchase the Additional Debentures, and (iii) to modify the Company's obligation to pay liquidated damages.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants and mutual promises below and other good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge by their signatures appearing below, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         Section 1. Cancellation of the Equity Line of Credit. The Company and the Investors hereby mutually release each other from any and all obligations of either the Company or the Investors relating to the equity line of credit (the "Equity Line of Credit") pursuant to the Line of Credit Agreement, as follows:


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                  (a) The Investors  hereby release the Company from any and all obligations to put shares of common stock of the Company to the Investors for purchase, or to take any other action requiring the Investors to purchase shares under the Put Mechanism, as such obligations are set forth in the Line of Credit Agreement, specifically including but not limited to Article II, Sections 2.1, 2.2, 2.3, and 2.4 of the Line of Credit Agreement.

                  (b) The Company hereby releases the Investors from any and all obligations to purchase any shares of common stock of the Company put to the Investors for purchase, or to take any other action relating to the purchase of shares under the Put Mechanism, as such obligations are set forth in the Line of Credit Agreement, specifically including but not limited to Article II, Sections 2.1, 2.2, 2.3, and 2.4 of the Line of Credit Agreement.

         Section 2. Placement Agent Shares. Pursuant to section 2.10 of the Line of Credit Agreement, the Company was obligated to issue up to sixty thousand (60,000) shares of its common stock to the Placement Agent (the "Placement Agent Shares") upon exercises by the Company of the Put Mechanism. In light of the cancellation of the Equity Line of Credit, the Placement Agent hereby releases the Company from any obligation to issue the Placement Agent Shares, or any additional compensation in connection with the Funding Agreements other than that paid to date.

         Section 3. Additional Debentures. Pursuant to Section 2.9 of the Line of Credit Agreement, the Company agreed to sell and the Investors agreed to purchase the Additional Debentures upon satisfaction of certain conditions set forth in the Line of Credit Agreement. The Company and the Investors hereby mutually release each other from any and all obligations of either the Company or the Investors regarding the Additional Debentures, as follows:

                  (a) The Investors hereby release the Company from any and all obligations to issue the Additional Debentures or to register any shares underlying the Additional Debentures or to take any other actions related to the Additional Debentures, as such obligations are set forth in the Line of Credit Agreement, specifically including but not limited to Article II, Section 2.9 of the Line of Credit Agreement.

                  (b) The Company hereby releases the Investors from any and all obligations to purchase the Additional Debentures or to take any other actions relating to the Additional Debentures, as such obligations are set forth in the Line of Credit Agreement, specifically including but not limited to Article II,
Section 2.9 of the Line of Credit Agreement.

         Section 4. Amendment to Obligation to Pay Liquidated Damages. Pursuant to the Funding Agreements, including but not limited to Section 3(e) of the Registration Rights Agreement, the Company is obligated to pay liquidated damages to the Investors as a result of the Company's failure to have the Registration Statement declared effective by the SEC by the deadline set forth in the Funding Documents. Because the Company has been unable to comply with this requirement, the Company is presently obligated to pay the sum of Forty-five Thousand Dollars ($45,000) per month to the Investors until such time as the Registration Statement is effective, which amount was accrued and paid by the Company for the period of September 23,

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1998 through and  including  February 23, 1999.  The  Investors  and the Company
hereby agree that the Company shall accrue amounts owed for liquidated damages for the period from February 24, 1999 through and including June 23, 1999, which amount shall be payable upon demand therefor by the Investors in cash or stock, at the Company's option. The Investors may demand payment of such accrued liquidated damages at any time after October 1, 1999. If the Investors demand payment of such amount and the Company elects to pay such amount in shares of its common stock, the number of shares issuable upon such payment shall be determined by dividing the total dollar amount of accrued liquidated damages to be paid in common stock by the one hundred percent (100%) of the average of the closing bid prices of the Company's common stock as quoted on the Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date such payment demand is made by the Investors. The Company agrees that it will cause such shares issued as payment for accrued liquidated damages to be issued and delivered to the Investors within five (5) business days after demand for payment is made by the Investors. No liquidated damages shall accrue for the period from June 24, 1999 to September 23, 1999, but liquidated damages shall accrue from and after September 24, 1999 as described in the Funding Agreement, which liquidated damages shall be payable in cash or common stock at the Company's option as set forth above in this Section 4.

         Section 5. Termination of Escrow. Pursuant to the Escrow Agreement, Goldstein, Goldstein & Reis, LLP (the "Escrow Agent") had an obligation to continue as Escrow Agent until the satisfaction of certain events under the Funding Agreements. In light of the cancellation of the Equity Line of Credit pursuant to Section 1 above, the termination of the obligation of the Company to issue additional Placement Agent Shares pursuant to Section 2 above, and the termination of the obligation to issue or purchase the Additional Debentures pursuant to Section 3 above, the parties to this Agreement, who are also the parties to the Escrow Agreement, hereby agree that the Escrow Agreement shall be, and hereby is, terminated, and that the Company shall notify the Escrow Agent, upon the execution of this Agreement by the parties hereto, of the termination of the Escrow Agreement. The Company shall pay the reasonable fees of the Escrow Agent accrued as of the date of termination. This Section 5 shall not affect the obligations of the parties under the Escrow Agreement to take such other actions as are required by such party. The Escrow Agent is hereby directed upon receipt of notification of cancellation of the Escrow Agreement to forthwith return to the Company any items then held by the Escrow Agent pursuant to the Escrow Agreement.

         Section 6. Amendment of Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the SEC the Registration Statement covering the shares underlying the Convertible Debentures, the Placement Agent Shares, the Additional Debentures, the shares issuable under the Equity Line of Credit, and the shares underlying the Warrants. In light of the cancellation of the Equity Line of Credit pursuant to
Section 1 above, the termination of the obligation of the Company to issue additional Placement Agent Shares pursuant to Section 2 above, and the termination of the obligation to issue or purchase the Additional Debentures pursuant to Section 3 above, the parties to this Agreement, who are also the parties to the Registration Rights Agreement hereby agree that the Registration Rights Agreement shall mean and be enforceable as follows:


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                  (a)  The  term  "Convertible   Debentures,"  as  used  in  the
Registration Rights Agreement, shall mean the One Million Five Hundred Thousand ($1,500,000) principal amount of Convertible Debentures, but shall exclude the Additional Debentures.

                  (b) The term "Common Stock," as used in the Registration Rights Agreement, shall mean the 20,000 shares of common stock of the Company issued to the Placement Agent, but shall exclude the 60,000 Placement Agent Shares as defined in Section 2 above.

                  (c) The terms "Stock" or "Securities" of the Company, as used in the Registration Rights Agreement, shall mean the shares of common stock underlying the Convertible Debentures, the shares of common stock underlying the Warrants issued and outstanding as of the date of this Agreement (together with the shares of common stock underlying the Warrants issued to the Placement Agent), the 20,000 shares of common stock issued to the Placement Agent and any shares issuable by the Company as payment in common stock of liquidated damages as provided in this Agreement.

                  (d) The parties to this Agreement intend that this Section 6 amend and supersede any conflicting terms in the Registration Rights Agreement.

         Section 7.  Amendment of Convertible Debentures.

                  (a) No Mandatory Conversion. Notwithstanding anything to the contrary in the Funding Agreements or in the Convertible Debentures, the Convertible Debentures shall not automatically be converted into shares of the Company's common stock upon the terms and conditions set forth in the Funding Agreements and the Convertible Debentures unless and until, in addition to satisfaction or waiver by the Investors of all otherwise applicable conditions, the Registration Statement covering such shares of common stock shall then be effective.

                  (b) Maximum Conversion. Neither the Company nor any of the Investors shall be entitled to convert into common stock on any Conversion Date that principal amount of Convertible Debentures that would be in excess of the sum of (i) the number of shares of the Company's common stock beneficially owned by such converting Investor and its affiliates on a Conversion Date, and (ii) the number of shares of the Company's common stock issuable upon the conversion of the principal amount of Convertible Debentures and any interest accrued thereon, with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by such Converting Investor and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the immediately preceding sentence, "beneficial ownership" shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and regulation 13d-3 thereunder. Subject to the foregoing, the Investors individually or collectively shall not be limited to aggregate conversions of only 9.99%. Any Investor may revoke the restriction described in this Section 7(b) upon 75 days' prior notice to the Company, provided that any individual Investor shall have the ability to waive such restriction only as to itself and not as to any other Investor.


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         Section 8.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.  Headings.      The headings in this Agreement are for
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were not contained herein.

         Section 11. Entire Agreement. This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. The parties to this Agreement expressly intend to amend certain terms of the Line of Credit Agreement and the Registration Rights Agreement, and intend that the terms of this Agreement shall control in the event of any disagreement between the terms of this Agreement and the Line of Credit Agreement or the Registration Rights Agreement.

         Section 12. Definitions. Capitalized terms used in this Agreement but not specifically defined in this Agreement shall have the meanings set forth in the Funding Agreements.

         Section 13. Rescission. At the option of the Investors, Section 4 of this Agreement may be rescinded if (i) the Registration Statement is not declared effective on or before October 31, 1999, or (ii) if the Company fails to obtain the approval of the transactions contemplated by the Funding Agreements as contemplated by Section 6.13 of the Line of Credit Agreement or otherwise before October 31, 1999; or (iii) if the Company does not timely deliver cash or common stock pursuant to Section 4 of this Agreement. In the event of rescission of Section 4 of this Agreement pursuant to this Section 13, all liquidated damages otherwise payable under the Funding Agreements shall be deemed to have accrued at all times during the term of this Agreement and shall be due and payable in accordance with the terms of the Funding Agreements, assuming the parties had never executed and delivered this Agreement.

         Section 14. Limited Effect of Modification. Except to the extent specifically modified or amended by this Agreement the terms and conditions of the Funding Agreements shall not be amended, modified, superceded or affected in any way and shall continue to have full force and effect on the parties thereto.

         Section 15. Limitation on Interest Charges. Nothing contained or referred to in this Agreement or the Funding Agreements shall be deemed to establish or require payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Agreement or the Funding Agreements exceed the maximum permitted by such law, any payments in excess of such

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maximum shall be credited  against  amounts owed by the Company to the Investors and thus refunded to the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the 25th day of June, 1999.


DYNATEC INTERNATIONAL, INC.                   SETTONDOWN CAPITAL
                                              INTERNATIONAL, LTD.


By:  /s/ Paul A. Boyer                      By:
    --------------------------------           ---------------------------------
    Its:   Chief Financial Officer          Its:
          --------------------------            --------------------------------


                                               ELLIS ENTERPRISES



                                               By:   /s/ SIGNED
                                                  ------------------------------
                                                        Its:      Director
                                                            --------------------
                                               TLG REALTY



                                               By:    /s/ SIGNED
                                                  -----------------------------
                                                        Its:           President
                                                            --------------------

                                               BALMORE FUNDS, S.A.



                                               By:         /s/ SIGNED
                                                  ------------------------------
                                                        Its:
                                                            --------------------

                                               AUSTOST ANSTALT SCHAAN



                                               By:      /s/ SIGNED
                                                  ------------------------------
                                                        Its:
                                                            --------------------


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                                               HEWLETT FUND



                                               By:       /s/ SIGNED
                                                  ------------------------------
                                                        Its:
                                                            --------------------

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